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Exhibit 10.28

Second Amendment to Amended and Restated
1998 Stock Option Plan

        The Health Net, Inc. Amended and Restated 1998 Stock Option Plan is hereby amended to add the following sentence as the second sentence in Section 3.3:

    "Subject to adjustment as provided in Section 6.7, the total number of shares of Common Stock available under the Plan for all Stock Awards shall not exceed 500,000 shares of Common Stock."

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  Exhibit 10.28
Second Amendment to Amended and Restated 1998 Stock Option Plan